Attachment A to Proxy/Prospectus
PHOTONICS CORPORATION

PROXY SOLICITED BY A MAJORITY OF SHAREHOLDERS, DUE TO A LACK OF
DIRECTORS,
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON July 31, 2000.

The undersigned hereby appoints James T. Koo, as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Photonics Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photonics Corporation to be held of the Company's offices, 1222 Alderwood, Sunnyvale, California 94089 on Monday July 31, 2000 at 10:00 a.m., P.D.T. and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS AND NOMINEES AS SUCH ARE LISTED HEREIN, AND AS ARE MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC
INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE
THEREWITH.
                (Continued and to be signed on the other side.)

___________________               __________________
	________________________
CERTIFICATE NUMBERS   SHARES REPRESENTED      SHAREHOLDER NAME

PLEASE MARK YOUR CHOICES LIKE
THIS [X] IN BLUE OR BLACK INK

Proposal #1:	To authorized increase of authorized common shares to
200 Million and Preferred Shares to 50 Million, for the purpose of facilitating the acquisition of REP-T, Inc., a Texas corporation.

        FOR                      AGAINST                      ABSTAIN

        [_]                      	  [_]                       	   [_]



Shareholder Name__________________ Certificate No.____________


Proposal #2:	To ratify  the issuance of  approximately 1,519,090
common shares to debt holders of the Company for the forgiveness of the estimated $ 3.5 million the Company's debt held.
Such issuance is at the rate of .45 shares of Photonics stock for each $1.00 of debt.

        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]

Proposal #3:	To approve the proposal as set out in the Stock
Purchase Agreement dated as of June 30, 2000 between Photonics Corporation, REpipeline.com, Inc., a Delaware corporation ("REP-D"}, REpipeline.com, Inc., a Texas corporation ("REP-T") and the selling shareholders of REP-T (the "Agreement") and to authorize the acquisition of REP-T, Inc. by REP-D of Photonics, through the issuance of a majority of the shares of Common Stock of Photonics and to ratify the actions of James T. Koo and indemnify James T. Koo relating to the actions that he has taken in preparing and consummating the transactions set out in the Agreement.

        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]

Proposal #4:     To ratify the formation of Sunnyvale Technology
Corporation, a Texas corporation, as a subsidiary of Photonics, the transfer of DTC Data Technology assets and business to Sunnyvale Technology Corporation, the sale of 90% of the stock of Sunnyvale Technology Corporation to James T. Koo and the declaration of a stock dividend in the amount of the remaining 10% stock of Sunnyvale
Technology Corporation to the stockholders of Photonics Corporation as of the Record Date, June 1, 2000.
        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]
Shareholder Name__________________ Certificate No.____________

Proposal #5:	Elect 4 Board of Directors to serve various terms.
Nominees:
T. James Vaughn [Chairman](1 yr), G. Thomas Bailey [CEO](1 yr), and Joseph F. Langston [CFO](1 yr) and James T. Koo (1 yr).


FOR all nominees listed below           WITHHOLD AUTHORITY
except as marked to the contrary)       to vote for all nominees listed
below

	             [_]                                    [_]

Nominees: T. James Vaughn [Chairman](1 yr), G. Thomas Bailey [CEO](1 yr),
	  Joseph F. Langston [CFO](1 yr) and James T. Koo (1 yr).

If you withheld authority to vote all nominee(s), please vote individual Directors or write such additional nominees(s) name(s) below: (see next page)


a. T. James Vaughan or ____________________ (Chairman, 1 yr.)

        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]


b. G. Thomas Bailey or ____________________ (1 yr)

        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]


d. Joseph F. Langston or ____________________ (1 yr)

        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]


e. James T. Koo or ____________________ (1 yr)

        FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]







Shareholder Name__________________ Certificate No.____________

Proposal #6:	Authorization Employment Agreements and Stock Option
Plan.

        FOR                      AGAINST                      ABSTAIN

      	  [_]                        [_]                          [_]

Proposal #7:	Ratification of the Auditors, Turner Stone and
Associates, LLC, in absence of a previous Board of Directors and/or Audit committee for recommendation.

        FOR                      AGAINST                      ABSTAIN

	        [_]                        [_]                          [_]

Proposal #8:	Other business to be presented to the Shareholders.
_________________________________________________________________________
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_________________________________________________________________________
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_______________________________________
          FOR                      AGAINST                      ABSTAIN

        [_]                        [_]                          [_]

Shareholder Name__________________ Certificate No.____________
DATED:_________, 2000.

SIGNATURE(S)

Please sign exactly as your name appears herein. If the certificates are registered in the names of two or more persons each must sign.

Executor, administrators, trustees, guardians and attorney-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.
If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and properly return this proxy in the enclosed return Envelope which is postage prepaid if mailed in the United States.




_____________________________________
	_____________________________________
Shareholder Signature				Shareholder Signature (if
secondary
owner)

Name (print)___________________________	Name
(print)___________________________
Address:______________________________
	Address:______________________________
	______________________________
	______________________________
City:__________ State:___ Zip:______	City:________ State:___
Zip:______